UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
_______________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): January 31, 2011

Alpha Lujo, Inc.
(Exact name of registrant as specified in its charter)

New York	333-156531	20-5518632
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

346 Kings Way, South Melbourne

Victoria 3205, Australia
(Address of principal executive offices)

With copies to

Daniel H. Luciano

Attorney-at-Law

242A West Valley Brook Road

Califon, New Jersey 07830

908-328-3731

Registrant’s telephone number, including area code:
+613 9690 1077

E Global Marketing Inc.

(Former name, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On January 31, 2011, the Company filed a Certificate of Amendment of the Certificate of Incorporation with the Secretary of State of New York which gave effect to the following (“Charter Amendments”).

1. The change of the Company’s name to Alpha Lujo, Inc.

2. The increase of the Company’s authorized shares of common stock to 200,000,000 shares from 50,000,000 shares,

  each with a par value of $0.001.

On January 20, 2011, shareholders holding approximately 96.6% of the total issued and outstanding shares of common stock approved the Charter Amendments pursuant to written consents in lieu of a formal meeting. The Company’s Board of Directors previously authorized the approval of the Charter Amendments on January 9, 2011 and also recommended that Charter Amendments be submittal for approval by written consent of shareholders as of Record Date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alpha Lujo, Inc.

Date: February 3, 2011	By:	/s/ Norm Klein -------------------
	Name:	Norm Klein
	Title:	Vice President

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